EX-16
                    LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

                              Stonefield Josephson, Inc.
                         18500 Von Karman Avenue, Suite 560
                            Irvine, California 92612-0540
                                     (949) 653-9400


March 1, 2002


Securities and Exchange Commission
Washington, D.C. 20549

Re:  Syconet.com, Inc.
     File No. 0-29113

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of Syconet.com, Inc. dated January 21, 2002, and agree with the statements contained therein.

Very truly yours,



/s/  Stonefield Josephson, Inc.
Stonefield Josephson, Inc.